Exhibit 10.22

                       Magnitude Information Systems, Inc.
                  401 State Route 24, Chester, New Jersey 07930

                                 August 8, 2006

Mr. Steven D. Rudnik
2 Hilltop Road
Mendham, New Jersey 07945

Dear Steve:

This letter shall serve as an acknowledgement of existing obligations of Magnitude Information Systems, Inc. (the '"Company" or "us") to you ("Executive") regarding your resignation from employment by the Company.

In consideration of Executive's services provided to the Company over the years, the Company and Executive hereby acknowledge and confirm:

1. Executive hereby resigns as Chairman of the Company, conditional to the terms cited in this letter being fulfilled.

2. The 2,903,542 options and 1,583,333 warrants, which were suspended in August 2005, are agreed to be immediately restored with the terms in force at the time of suspension, except with the expiration dates extended to be three years from the restoration date.

3. The $100k secured debt demand note to Executive by the Company will now not be due and payable until twelve months from the date of this letter although it still may, at Executive's option, be converted at any time, per previous Board Resolution of February 3rd 2006, including on unsolicited repayment offer by Company, where any conversion, in whole or in part, is be conducted in accordance with the best rates and terms utilized by investors during the previous twelve months. Executive will be notified in writing with the terms of each investment during the term of the note within three days of the investment transaction being executed. During the life of the note, all interest payments will be fully paid in cash, via PNC accounts transfer, by the 15th of each month.

4. Both Executive and Company agree not to make any public statements reasonably considered to be disparaging about the other. Both Executive and Company must approve any press releases and SEC filings which reference Executive.

5. The Company will pay Executive settlement payments as listed below. Company agrees to provide Executive a 2006 Final 1099 Statement for salary and all non-interest payments within one week of this letter, including customary valuation treatment for stock issuances as it has been practiced in the past. A separate 1099 Statement for Interest will be issued in the normal course of business after the end of the year.

a. A lump sum cash settlement payment, via PNC accounts transfer, of $75,000 to be paid before August 26, 2006.

b. A lump sum stock payment of 6,000,000 restricted shares of the Company's common stock to be issued within one week of this letter.

6. Company confirms that it will continue to include Executive's securities which have been included on previous registration statements in future registration statements.

7. Ownership of the mobile phone, computer equipment, and commercial software contained in such devices, currently in use by Executive, has been granted to Executive. Company confirms that it will pay Executive's mobile phone account through August 30, 2006 and help Executive separate his mobile phone and account to his own name where Executive will be responsible for it's payment starting September 1, 2006.


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8. The Company will completely indemnify Executive from his personal guarantee regarding the recent $25,000 bridge loan with fees and interest from Mr. Jim Solakian.

9. The Company and Executive agree to execute standard general releases and indemnifications on all claims typically involved in the resignation of an officer of a public company.

10. Executive shall have use of his office and services at the Company's current premises, comparable to what he's been accustomed to during his years of service until the event of the Company moving from said premises or December 31, 2006, which ever comes first.

IN WITNESS WHEREOF the Company expressly confirms these existing obligations as fully binding and duly obligated as of the day and year first above written.

MAGNITUDE INFORMATION SYSTEMS, INC.

DIRECTORS:


By: /s/ Joerg Klaube
    ---------------------------------
    Joerg Klaube, Director


    /s/ Steven Gray
    ---------------------------------
    Steven Gray, Director


    /s/ Joseph J. Tomasek
    ---------------------------------
    Joseph J. Tomasek


    /s/ Edward Marney
    ---------------------------------
    Director Edward Marney, CEO


Agreed to and Accepted:

EXECUTIVE:


By: /s/ Steven D. Rudnik
    ---------------------------------
    Mr. Steven D Rudnik


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